                                                                  EXHIBIT 10.67

                                   GUARANTY
                                   --------



          GUARANTY dated as of December 29, 2000 ("Guaranty"), by SANTA FE GAMING CORPORATION, a Nevada corporation, having an office at 4336 Losee Road, Suite 9, Las Vegas, Nevada 89030 ("SFGC"), PIONEER HOTEL INC., a Nevada corporation, having an office at 4336 Losee Road, Suite 9, Las Vegas, Nevada 89030 ("Tenant"), and SANTA FE HOTEL INC., a Nevada corporation, having an office at 4336 Losee Road, Suite 9, Las Vegas, Nevada 89030 ("SFHI") (each of SFGC, Tenant and SFHI are a "Guarantor", and collectively, are the "Guarantors").



                                    RECITALS
                                    --------

          A. Pursuant to that certain Exchange Agreement dated as of December 29, 2000 among Tenant, Pioneer, LLC ("Transferor"), HAHF Pioneer, LLC ("Landlord") and Heller Affordable Housing Of Florida, Inc., a Florida corporation (the "Exchange Agreement"), Transferor agreed to transfer to Landlord, and Landlord agreed to accept from Transferor, Transferor's fee title and ground leasehold interest in and to certain premises (the "Premises") known as the Pioneer Hotel and Casino, Laughlin, Nevada and more particularly described in the Exchange Agreement. Concurrently therewith, Tenant agreed to lease from Landlord, and Landlord agreed to lease to Tenant, the Premises, pursuant to a lease of even date herewith (the "Lease"). The Lease, the Exchange Agreement, the documents evidencing or securing the Additional Collateral (as defined in Section 4) together with all other certificates,
                          ---------
statements, instruments and documents executed and delivered by Transferor, Tenant or any Guarantor in connection therewith or with the transactions contemplated therein, being herein referred to, collectively, as the "Documents".

          B.   Tenant and SFHI are each wholly owned subsidiaries of SFGC.

          C. Landlord is unwilling to enter into the transactions contemplated by the Documents unless each of the Guarantors execute and deliver this Guaranty.



                                   AGREEMENTS
                                   ----------

          Accordingly, in order to induce Landlord to enter into the Lease, the Guarantors hereby agree as follows:

          1. Each Guarantor absolutely, unconditionally and irrevocably, jointly and severally guarantees to Landlord (a) the due, complete and punctual payment by Tenant of all Fixed Rent and Additional Rent (as such terms are defined in the Lease) under the Lease; (b) the due, complete and punctual performance and observance of all of the terms, covenants and conditions of any of the Documents, to be paid, performed and observed by Transferor, Tenant or any Guarantor (each, a "Transferor Party" and collectively, the "Transferor Parties") during the term of the Lease (herein called the "Term"); (c) the accuracy of each representation and warranty made by any Transferor Party under the Documents; (d) all of the obligations of the Transferor Parties pursuant to the Documents, including, without limitation, the obligations contained on
Schedule 1 attached hereto and made a part hereof, and (e) the full and prompt
----------
payment of all legal and other costs and expenses paid or incurred by the Landlord in the enforcement of this Guaranty, including, without limitation, reasonable attorneys' fees, all irrespective of the validity, binding effect, legality or enforceability against any Transferor Party of the Documents, or any other circumstance which might now or hereafter otherwise constitute a legal or equitable discharge or defense of any Guarantor. In addition, SFHI hereby agrees to deposit the proceeds from the sale of the Lone Mountain Property (as defined in the Exchange Agreement), net of customary closing expenses related to such sale and subject to a maximum deposit requirement of $5,000,000, into the Restricted Cash Collateral Account (as defined in Schedule 1 attached hereto and
                                                  ----------
made a part hereof) within three (3) business days of the closing of such sale, and to provide Landlord with notice of such deposit within such three (3) business day period. The obligations of SFHI set forth in the foregoing sentence and the obligations of the Guarantors referred to in clauses (a) through (e) above, collectively, are hereinafter referred to collectively as the "Obligations"). Guarantors hereby agree that upon the occurrence of an "Event of Default" (as such term is defined in Section 12.1 of the Lease) by Tenant
                                        ------------
under the Lease or a breach under any of the other Documents which is not cured within any applicable grace period thereunder or, if there is no grace period, within thirty (30) days after a notice by Landlord (collectively, together with any Event of Default under the Lease, an "Event of Default"), Guarantors shall, upon written demand specifying the nature of such Event of Default remaining to be cured, cure such Event of Default by payment or performance in accordance with the terms of the applicable Document. Each Guarantor acknowledges that it has received copies of the Documents and that the same are legal, valid and binding instruments enforceable against the applicable Transferor Parties, in accordance with their respective terms, and each Guarantor waives any notice under any of the Documents. Notwithstanding the foregoing, Tenant shall not be deemed to guarantee its compliance, as the tenant under the Lease, with respect to those obligations set forth in clauses (a) and (b) above.

          2. Any act of Landlord consisting of a waiver of any of the terms, covenants or conditions of the Lease or any other Document or the giving of any consent under the Lease, or the granting of any indulgences or extensions of time to Lessee, may be done without notice to or consent from any Guarantor and without releasing any Guarantor.

          3. The obligations and liability of the Guarantors under this Guaranty shall be absolute and unconditional, and joint and several, and shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim which any Guarantor may have against Landlord and shall remain in full force and effect without regard to, and shall not be released, discharged or terminated or in any other way affected by, any circumstance or condition (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment, modification, extension or renewal of the Lease or of any of the other Documents (except that the liability of any Guarantor hereunder shall be deemed to apply to the Lease or such other Document as so amended, modified, extended or renewed); (b) any exercise or nonexercise by Landlord of any right, power or remedy under or in respect of the Lease or any of the other Documents or any waiver, consent, indulgence or other action, inaction or omission under or in respect of the Lease or such other Document; (c) any assignment, sale, sublease, surrender, forfeiture, reentry, re-letting or other transfer by Landlord or Tenant in respect of the Lease or any interest in the Premises; (d) any bankruptcy, insolvency, receivership, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding involving or affecting any Transferor Party, or Landlord or their obligations, properties or creditors, or any action taken with respect to such obligations or properties or the Lease or any other Document, by any trustee or receiver of Landlord or any Transferor Party, or by any court of competent jurisdiction, in any such proceeding; (e) any invalidity or unenforceability, in whole or in part of any obligation of Tenant under the Lease, or of any term of the Lease, or of any term of any other Document; or (f) any transfer by any Guarantor of any or all of the capital stock of such Guarantor or the control thereof.

          The obligations of each of the Guarantors shall not be affected by the exercise of any renewal option or purchase option provided in the Lease, and this Guaranty shall be deemed to include, without limitation, all additional liabilities and obligations of Tenant to Landlord resulting from the exercise of any such option.

          Notwithstanding the foregoing, the Guarantors shall have no obligation to pay Landlord any amount with respect to which Tenant has obtained a final, non-appealable judgment confirming that Tenant has no obligation to pay such amount.

          4. This Guaranty is an absolute and unconditional guaranty of payment and performance and not merely of collection. The Obligations set forth in this Guaranty are secured in part by (a) a deed of trust encumbering certain real property owned by SFHI defined as the "Lone Mountain Property" in the Exchange Agreement and (b) the pledge by SFHI of the Restricted Cash Collateral Account and the Unrestricted Cash Collateral Account established or to be established by SFHI in favor of Landlord in the original principal amount of $10,000,000 and $5,000,000, respectively, pursuant to each Cash Collateral Agreement (as defined in the Exchange Agreement) (collectively, the collateral described in clauses (a) and (b) hereof are the "Additional Collateral"). Notwithstanding such Additional Collateral, each Guarantor acknowledges and agrees that its liability hereunder shall be primary and that in any right of action which shall accrue to Landlord under the Documents, Landlord may, at its option, (x) proceed against any Guarantor and Tenant jointly and severally;
(y) Landlord may proceed against any Guarantor under this Guaranty without commencing any suit or proceeding of any kind or nature whatsoever against Tenant or any other Transferor Party (or with respect to the Additional Collateral) or without having obtained any judgment against Tenant or any other Transferor Party (or with respect to the Additional Collateral) and without any presentment, and demand for payment, notice of nonpayment, notice of dishonor, protest, notice of protest, nonperformance or nonobservance, or of any notice of acceptance of this Guaranty or of any other notice or demand to which a Guarantor might otherwise be entitled, all of which each Guarantor hereby expressly waives; and (z) proceed against any party obligated under the terms of any of the Documents or any of the Additional Collateral, any Guarantor or any other guarantor or surety in such order, either concurrently or consecutively, as Landlord may designate or only against such parties as Landlord may wish to proceed. Without limiting the generality of the foregoing, or any other provision hereof, each Guarantor further expressly waives, to the extent permitted by law, any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to such Guarantor under any applicable laws, including without limitation, those under Nevada Revised Statutes Sections
40.430 through 40.495. All rights, remedies and recourse afforded to herein or in any of the other Documents or otherwise available at law or in equity shall be deemed separate, cumulative and concurrent and not alternative; may, to the extent permitted by law, be pursued separately, successively or concurrently against any Guarantor, Tenant, or anyone else obligated under the Documents, or any one or more of them, at the sole discretion of Landlord; and may be exercised as often as occasion therefor arises, it being understood that the exercise or the failure to exercise, or election not to exercise any of the same or of any other right, remedy or recourse available to Landlord and no single or partial exercise of any such right, remedy or recourse shall preclude any other or future exercise thereof or of any other right, remedy or recourse or limit or prejudice any other legal or equitable remedy that Landlord may have.

          5. Each Guarantor and Landlord waive trial by jury of all issues arising in any action, suit or proceeding to which Landlord and any Guarantor may be parties in connection with this Guaranty.

          6. No Guarantor shall directly or indirectly sell, lease or otherwise dispose of all or substantially all of its properties or assets if such sale, lease or disposition would cause such Guarantor to breach any of its obligations or covenants under this Guaranty. No termination of this Guaranty shall relieve a Guarantor of any liability accruing prior to the effective date of the termination of this Guaranty.

          7. Each Guarantor, at its own expense, shall execute, acknowledge and deliver all instruments, take all action and furnish such information as Landlord from time to time may reasonably request for the assuring to Landlord the full benefits intended to be created by this Guaranty.

          8.   SFGC represents and warrants to Landlord that:

               (a) SFGC is a corporation duly organized, validly existing and in good standing under the laws of the laws of the State of Nevada.

               (b) SFGC owns one hundred percent (100%) of the authorized and outstanding voting stock of Tenant and SFHI.

               (c) The financial statements of SFGC contained in its Annual Report on Form 10-K for the fiscal years ended September 30, 1999, September 30, 1998 and September 30, 1997, copies of which have been furnished to the Landlord, are true and correct in all respects and fairly present the financial condition and results of operations of SFGC at such respective dates. Such financial statements, together with the notes thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout such periods indicated, and present fairly the financial condition and operating results of SFGC as of such dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which are not expected in the aggregate to be material. No material adverse change has occurred in the business or financial condition of SFGC reflected in such financial statements since the respective dates of such financial statements, or, so far as SFGC currently knows or can now reasonably foresee, may occur in the future in the business or prospects or condition (financial or otherwise) of SFGC or any of its properties or assets.

          9.   Tenant represents and warrants to Landlord that:

               (a) Tenant is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

               (b) The unaudited financial statements of Tenant for the fiscal years ended September 30, 1999, September 30, 1998 and September 30, 1997, copies of which have been furnished to the Landlord, are true and correct in all respects and fairly present the financial condition and results of operations of Tenant at such respective dates. Such financial statements, together with the notes thereto, were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout such periods indicated, and present fairly the financial condition and operating results of Tenant as of such dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which are not expected in the aggregate to be material. No material adverse change has occurred in the business or financial condition of Tenant reflected in such financial statements since the respective dates of such financial statements, or, so far as Tenant currently knows or can now reasonably foresee, may occur in the future in the business or prospects or condition (financial or otherwise) of Tenant or any of its properties or assets.

          10.  SFHI represents and warrants to Landlord that:

               (a) SFHI is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

          11.  Each Guarantor represents and warrants to Landlord that:

               (a) Such Guarantor has full power, authority and legal right to execute, deliver, perform and observe the provisions of this Guaranty, including, without limitation, the payment of all moneys hereunder.

               (b) The execution, delivery and performance by such Guarantor of this Guaranty has been duly authorized by all necessary corporate action.

               (c) Such Guarantor, as of the date of the execution of this Guaranty, has not received notice of, nor, to the best of its knowledge, is it in violation of any decree, ruling, judgment, order or injunction applicable to it nor any law, ordinance, rule or regulation of whatever nature nor are there any actions, proceedings or investigations pending or, to the best of its knowledge, threatened against or affecting such Guarantor (or any basis therefor known to such Guarantor) before or by any court, arbitrator, administrative agency or other governmental authority or entity, any of which violations, actions, proceedings or investigations, if adversely decided, would materially and adversely affect its ability to carry out any of the terms, covenants and conditions of this Guaranty.

               (d) No authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity, which, if not granted, would materially and adversely affect such Guarantor's ability to carry out any of the terms, covenants and conditions of this Guaranty, is required for the due execution, delivery, performance or observance by such Guarantor of this Guaranty or for the payment of any sums hereunder. Such Guarantor covenants that if any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of such Guarantor under this Guaranty, such Guarantor shall promptly inform Landlord or its successors or assigns and shall use its best efforts to obtain promptly such authorization, approval, consent, filing or permission.

               (e) Such Guarantor, as of the date of the execution of this Guaranty, has not received notice of, and, to the best of its knowledge is not in default in the observance or performance of the terms and conditions of any loan or other agreement, instrument, guaranty, indenture, charter or other document to which it is a party or by which it is bound (collectively, such Guarantor's "Other Obligations"), which default might materially and adversely affect its ability to carry out any of the terms, covenants or conditions of this Guaranty. Such Guarantor shall promptly comply with all of such Guarantor's Other Obligations, whether currently or hereafter in force, the default of which would materially and adversely affect its ability to carry out any of the terms, covenants or conditions of this Guaranty.

          (f) Neither the execution and delivery of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, conflict or will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of such Guarantor, or similar documents of such Guarantor, or of any order, writ, injunction or decree of any court of competent jurisdiction or governmental authority, or of any agreement or instrument to which such Guarantor is a party or by which it is bound, or constitutes or will constitute a default thereunder.

          (g) This Guaranty is in furtherance of the business purposes of such Guarantor and such Guarantor expects to derive substantial benefit from the performance contemplated by the terms of the Documents.

          (h) There is no default on the part of such Guarantor under this Guaranty and no event has occurred and is continuing which with notice or lapse of time or both would constitute a default hereunder.

          (i) This Guaranty does not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which the same were made, not misleading on the date as of which the same were made.

          (j) To the best knowledge of such Guarantor, such Guarantor (i) has filed all tax returns which are required to be filed, (ii) is not in default in the payment of taxes (including interest and penalties) levied or assessed against it or any of its assets, and (iii) has not been advised of any proposed deficiency with respect to any income taxes for any period. All charges, accruals and reserves for Federal, state and other such taxes, assessments, liens and charges applicable to such Guarantor are adequate.

          12. This Guaranty shall continue in full force and effect throughout the Term (as such term is defined in the Lease) and thereafter so long as any obligation or liability of Tenant under the Lease shall remain unperformed or unsatisfied (whether or not the Lease shall have terminated), but this Guaranty shall terminate and be of no further force or effect upon the full performance and satisfaction by the Guarantors and Tenant of all of their respective obligations and liabilities hereunder and under the Documents.

          13. No delay on the part of Landlord in exercising any right, power or privilege under this Guaranty nor any failure to exercise the same shall operate as a waiver of or otherwise affect any right, power or privilege, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          14. Each Guarantor agrees that any final judgment from which such Guarantor has not appealed, or is not permitted to appeal further, shall be conclusive and binding upon such Guarantor and, so far as is permitted under applicable law, shall be enforced in any of the courts to the jurisdiction of which such Guarantor is subject, by a suit upon such judgment and that such Guarantor shall not assert any defense in any such suit upon such judgment.

          15. Each Guarantor shall preserve, maintain and keep in full force and effect and good standing its corporate existence and all rights, privileges and franchises which are necessary or desirable in the normal conduct of its business. Notwithstanding the foregoing, this covenant shall not be deemed to be violated if such Guarantor converts from a corporation to another legal form of ownership as long as such conversion does not have an adverse effect on such Guarantor's financial or legal capacity to discharge its obligations under this Guaranty.

          16. The Guarantors will cause Tenant to comply with, and will take all actions necessary to prevent the occurrence of an Event of Default under, the respective terms, covenants, agreements and conditions set forth in the Lease.

          17. Each Guarantor shall promptly notify Landlord of the occurrence of any event relating to it which would interfere with the ability of such Guarantor to perform its obligations under this Guaranty.

          18. Each Guarantor agrees that, without the necessity of any reservation of rights against such Guarantor, the Obligations or rights of offset with respect thereto, and the Documents, or any of them, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, released (whether by operation of law or otherwise) or waived by Landlord, all without notice to or further consent by such Guarantor and such Guarantor will remain bound hereunder and such Guarantor expressly waives such notice or further consent, notwithstanding any such renewal, extension, amendment, modification, acceleration, compromise, release or waiver.

          19.  Should Landlord be obligated by any bankruptcy or other law to
(a) repay to Tenant or any Guarantor or to any trustee, receiver or other representative of any of them, any amounts previously paid by any Guarantor pursuant to this Guaranty or by Tenant or pursuant to the Documents, or (b) reconvey to any Guarantor or Tenant any property previously conveyed by any of them to Landlord or its designee in total or partial satisfaction of the Obligations, then, to the extent permitted by law, this Guaranty shall be reinstated with respect to the amount of the indebtedness satisfied by the payment or conveyance before it was caused to be returned.

          20. Each Guarantor hereby agrees to and hereby does jointly and severally indemnify and hold Landlord harmless from and against all loss, cost, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred in connection with the enforcement of any of the Documents or this Guaranty or the collection of any amounts due thereunder or hereunder, or by reason of the assertion by Tenant of any defense to the performance of the Obligations or the assertion by any Guarantor of any defense to its Obligations hereunder; provided, that the foregoing provisions of this
Section 20 shall be of no force or effect if such Guarantor shall be the
----------
prevailing partly in any such enforcement action.

          21. No payment by any Guarantor pursuant to any provisions of this Guaranty shall entitle such Guarantor, by subrogation or otherwise, to any of the rights of Landlord to any payment by Tenant or out of the property of Tenant, except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by Tenant to Landlord at any time or from time to time and until the Obligations have been completely performed.

          22. Each Guarantor waives (a) any and all notice of the creation, renewal, extension, accrual or acceptance of any of the Obligations or this Guaranty or of the reliance by Landlord upon this Guaranty and (b) any other notice or demand to which such Guarantor might otherwise by entitled, except as otherwise specifically provided in this Guaranty.

          23. As long as this Guaranty shall be in force and effect, promptly when available after the close of the relevant financial accounting period of each Guarantor, (a) SFGC shall furnish to Landlord its Annual Report on Form 10-K (the "Form 10-K"), or Quarterly Report on Form 10-Q (the "Form 10-Q"), as applicable, as filed with The United States Securities and Exchange Commission which (i) with respect to a Form 10-K, shall contain an audited balance sheet of such Guarantor as of the last day of such accounting period and an audited income statement for such accounting period, both of which shall be certified by a firm of independent certified public accountants which at the time shall be regularly engaged in auditing the books and records of such Guarantor, and (ii) with respect to Form 10-Q, shall contain an unaudited balance sheet of such Guarantor as of the last day of such accounting period and an unaudited income statement for such accounting period, both of which shall be certified by a firm of independent certified public accountants which at the time shall be regularly engaged in auditing the books and records of such Guarantor, (b) SFGC shall furnish to Landlord audited annual financial statements, consolidating its subsidiaries, and (c) each of Tenant and SFHI shall furnish to Landlord its unaudited quarterly financial statements, as delivered to such Guarantor's shareholder(s), which shall contain an unaudited balance sheet of such Guarantor as of the last day of such accounting period and an unaudited income statement for such accounting period, both of which shall be certified by such Guarantor to be true, complete and correct as of and for the period so presented.

          24. Any notice or other communication hereunder shall be in writing and shall be deemed duly served if mailed by registered or certified mail in any post office station or letter box addressed if to a Guarantor, to it at the address of such Guarantor set forth herein or such other address as such Guarantor shall have last designated by notice to Landlord, and addressed if to Landlord, c/o Heller Financial, Inc., 500 West Monroe, Chicago, Illinois 60661,
Attn: Manager of Operations - Capital Finance Group, or such other address as Landlord shall have last designated by notice to the Guarantors, with a copy to Paul, Hastings, Janofsky & Walker LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022, Attn: Kevin J. O'Shea. Copies of all communications shall also be delivered to the Mortgagee (as defined in the Lease) in the manner and at the address set forth in the Mortgage (as defined in the Lease).

          25. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by each Guarantor and Landlord, or their respective successors and assigns.

          26. This Guaranty and any issues arising hereunder shall be governed by the internal laws of the State of New York without regard to principles of conflicts of law.

          27. If any provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be held void, unenforceable or invalid, then the remainder of this Guaranty or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid, shall not be affected thereby, and each provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

          28. The word "person" when used in this Guaranty shall mean any natural person, partnership, trust, corporation or any other form of business or legal entity.

          29. This Guaranty shall inure to the benefit of and may be enforced by Landlord and its successors or assigns, and shall be binding upon and enforceable against each Guarantor and their respective successors and assigns.

          30. Each Guarantor acknowledges that Landlord may conditionally assign its rights hereunder to the Mortgagee and agrees that this Guaranty shall inure to the benefit of the Mortgagee to the extent provided in such assignment.

          IN WITNESS WHEREOF, each Guarantor has duly executed this Guaranty as of the day and year first above written.



                              SANTA FE GAMING CORPORATION



                              By: /s/ Thomas K. Land
                                 ---------------------------------
                                    Name: Thomas K. Land
                                         -------------------------
                                    Its: SVP & CFO
                                        --------------------------



                              PIONEER HOTEL INC.



                              By: /s/ Thomas K. Land
                                 ---------------------------------
                                    Name: Thomas K. Land
                                         -------------------------
                                    Its: SVP & CFO
                                        --------------------------



                              SANTA FE HOTEL INC.



                              By: /s/ Thomas K. Land
                                 ---------------------------------
                                    Name: Thomas K. Land
                                         -------------------------
                                    Its: SVP & CFO
                                        --------------------------

                                  SCHEDULE 1
                                  ----------

          Guarantors each agree to comply with their respective obligations set forth in this Schedule 1. Certain terms used and not otherwise defined in this
              ----------
Schedule 1 shall have the respective meanings given to them in the Guaranty to
----------
which this Schedule 1 is attached.
           ----------

          1.   Fixed Charge Ratio.

               (a) Tenant shall not permit the ratio (such ratio, the "Fixed Charge Ratio") of Operating Cash Flow to Fixed Charges for any four consecutive fiscal quarters of Tenant (a "Rolling Fiscal Year") to be less than 1.00 to 1; provided, however, that (i) the first Rolling Fiscal Year for which the Fixed
--------  -------
Charge Ratio is applicable shall be the Rolling Fiscal Year ending on March 31, 2001 and (ii) for all fiscal quarters preceding the fiscal quarter ending March 31, 2001, Fixed Charge Ratio shall be calculated by using the Pro Forma Fixed Charges for such fiscal quarters.

               (b) If the Fixed Charge Ratio as of the last day of any Rolling Fiscal Year is less than 1.20 to 1, the Management Fees paid for such period shall be reduced (or, if already paid, returned by SFGC) by such amount necessary for the Fixed Charge Ratio to be 1.20 to 1. If the Fixed Charge Ratio is less than 1.00 to 1 on the last day of any Rolling Fiscal Year, it shall constitute an Event of Default under the Lease if not timely cured by Guarantors in the manner set forth in clauses (c)-(i) below.

               (c) In the first fiscal quarter that the Fixed Charge Ratio is less than 1.00 to 1, Guarantors shall cure the Event of Default under the Lease caused by such deficiency by, on or before the third (3/rd/) business day following Tenant's delivery of the relevant Quarterly Compliance Certificate, contributing capital to Tenant in an amount equal to Fixed Charges less Operating Cash Flow for such Rolling Fiscal Year. If the foregoing cure is not timely accomplished by Guarantors, such failure shall constitute an immediate Event of Default under the Lease.

               (d) In the second consecutive fiscal quarter that the Fixed Charge Ratio is less than 1.00 to 1, Guarantors shall cure the Event of Default under the Lease caused by such deficiency by, on or before the third (3/rd/) business day following Tenant's delivery of the relevant Quarterly Compliance Certificate, (i) contributing capital to Tenant in an amount equal to Fixed Charges less Operating Cash Flow for such Rolling Fiscal Year (after giving credit to Tenant for any required capital contribution made pursuant to clause
(c) above) and (ii) if such second consecutive fiscal quarter occurs after the fiscal quarter ending December 31, 2003, making an incremental cash payment to the Restricted Cash Collateral Account equal to (A) the Stipulated Loss Value multiplied by (B) a fraction, the numerator of which is one (1) and the denominator of which is the number of years (including any fractional portion of a year) remaining in the term of the Lease. If the foregoing cure is not timely accomplished by Guarantors, such failure shall constitute an immediate Event of Default under the Lease.

          (e) In the third consecutive fiscal quarter that the Fixed Charge Ratio is less than 1.00 to 1, Guarantors shall cure the Event of Default under the Lease caused by such deficiency by, on or before the third (3/rd/) business day following Tenant's delivery of the relevant Quarterly Compliance Certificate, (i) contributing capital to Tenant in an amount equal to Fixed Charges less Operating Cash Flow for such Rolling Fiscal Year (after giving credit to Tenant for any required capital payment contribution made pursuant to clauses (c) and (d) above) and (ii) (A) if such third consecutive fiscal quarter occurs after the fiscal quarter ending December 31, 2003, making an incremental cash payment to the Restricted Cash Collateral Account equal to (y) the Stipulated Loss Value multiplied by (z) a fraction, the numerator of which is one (1) and the denominator of which is the number of years (including any fractional portion of a year) remaining in the term of the Lease or (B) if such third consecutive fiscal quarter occurs on or prior to the fiscal quarter ending December 31, 2003, making an incremental cash payment to the Restricted Cash Collateral Account equal to (y) the cash payment calculated pursuant to clause(e)(ii)(A) above multiplied by (z) 25%. If the foregoing cure is not timely accomplished by Guarantors, such failure shall constitute an immediate Event of Default under the Lease.

          (f) In the fourth consecutive fiscal quarter that the Fixed Charge Ratio is less than 1.00 to 1, (i) if such fourth consecutive fiscal quarter occurs after the fiscal quarter ending December 31, 2003, Guarantors shall have no right to cure the Event of Default under the Lease caused by such deficiency and (ii) if such fourth consecutive fiscal quarter occurs on or before the fiscal quarter ending December 31, 2003, Guarantors shall cure such deficiency by making a cure payment in the manner set forth in clause (e)(i) and (e)(ii)(B) above.

          (g) In the fifth consecutive fiscal quarter occurring on or prior to the fiscal quarter ending December 31, 2003 in which the Fixed Charge Ratio is less than 1.00 to 1, Guarantors shall cure such deficiency by making a cure payment in the manner set forth in clause (e)(i) and (e)(ii)(B) above.

          (h) In any of the sixth, seventh or eighth consecutive fiscal quarters ending on or prior to December 31, 2003 in which the Fixed Charge Ratio is less than 1.00 to 1, Guarantors shall cure such deficiency by making a cure payment in the manner set forth in clause (e)(i) and (e)(ii)(B) above except that the cash payment in clause (e)(ii)(B) shall be multiplied by 50% and not 25%.

          (i) In the ninth or any subsequent consecutive fiscal quarter ending on or prior to December 31, 2003 in which the Fixed Charge Ratio is less than
1.00 to 1, Guarantors shall cure such deficiency in the same manner as is required pursuant to clause (e)(i) and (e)(ii)(B) above except that the cash payment in clause (e)(ii)(B) shall be multiplied by 100% and not 25%.

          (j)  Notwithstanding anything to the contrary set forth in this
Schedule 1 or the Guaranty to which it is attached, (i) Guarantors shall have no
----------
right to
cure such Event of Default if, at any time during the term of the Lease, an Event of Default has occurred under Sections 12.1(a) or (b) of the Lease, whether or not such Event of Default is subsequently cured by Tenant or the Guarantors and (ii) if the Fixed Charge Ratio is less than 1.00 to 1 in any fiscal quarter ending after December 31, 2007, Guarantors shall remain obligated to make the capital contribution to Tenant referred to above but, instead of the cure payment to be made by Guarantors based on the Stipulated Loss Value, Guarantors shall be obligated to make a cure payment equal to the aggregate amount of fixed rent remaining in the term of the Lease discounted to present value using a discount rate equal to 14% per annum.

          2.   Permitted Dividends, etc.  No Guarantor shall declare or pay any
               -------------------------
dividends (other than dividends payable solely in capital stock of such Guarantor) or return any capital to its stockholder(s) or authorize or make any other distribution, payment or delivery of property or cash to its stockholder(s) or redeem, retire, exchange or otherwise acquire, directly or indirectly, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any such shares), or set aside funds for any of the foregoing purposes, except as permitted in Section 3 below.
                                                  ---------

          3.   Repurchase of Capital Stock by SFGC.  SFGC may repurchase shares
               -----------------------------------
of its common stock or preferred stock (excluding any such shares beneficially held by any officers, directors, subsidiaries or Affiliates of SFGC) so long as immediately following such repurchase, SFGC is in compliance with its obligations as a Guarantor under the Guaranty and this Schedule 1.
                                                       ----------

          4.   Liquidity Ratio.  SFGC, on a consolidated basis with its wholly-
               ---------------
owned subsidiaries, shall at all times maintain a Consolidated Liquidity of not less than $25,000,000.

          5.   Non-Compete.  Neither SFGC nor any of its Controlled subsidiaries
               -----------
shall own, manage or operate any hotel, casino or similar facility (other than the Premises) located within a 50 mile radius of the town of Laughlin, Nevada. Upon the termination of the Lease pursuant to an Event of Default thereunder, this restrictive covenant shall remain in force for a period of two years following such termination; if the Lease is terminated for any other reason, this restrictive covenant shall terminate upon the termination of the Lease.

          6.   Reserved.
               --------

          7.   Reserved.
               --------

          8.   Reserved.
               --------

          9.   Quarterly Compliance Certificate.  On or before the 30/th/ day
               --------------------------------
following the end of each fiscal quarter of Guarantor, Guarantor shall deliver to Landlord a certificate (the "Quarterly Compliance Certificate") in the form of Schedule
                                                                      --------
1-1 attached hereto.
---

          10.  Reserved.
               --------

          11.  Certain Definitions.  The following definitions used in this
               -------------------
Schedule 1 shall have the meanings ascribed to them below:
----------

"CAPX" shall mean, for each fiscal year of Tenant, the greater of (a) $1,000,000 and (b) actual capital expenditures, excluding any expenditures funded from the Unrestricted Cash Collateral Account (as defined herein) for (i) constructing a parking garage on the Premises, (ii) purchasing the land subject to the Ground Lease, or (iii) exercising the purchase option under the Gaming Lease (as defined in the Exchange Agreement); provided, however, that as a condition to
                                    --------  -------
the exclusion of any expenditures in clauses (i)-(iii) above, Landlord must receive a first priority security interest or first priority lien on the acquired asset in a manner which is acceptable to Landlord in its reasonable discretion (which would include a requirement that any acquired real property first be legally subdivided and segregated from the Premises at Tenant's expense).

"Consolidated Liquidity" shall mean, as of any date, an amount calculated as (a) all cash held in the Restricted Cash Collateral Account, which shall include any interest earned thereon and the proceeds from any sale of the Lone Mountain Property plus (b) 90% of unencumbered cash held by the Guarantors plus (c) the Lone Mountain Value plus (d) 50% of the WWP Value plus (e) 50% of the cash equity of the Guarantors in any properties received by the Guarantors in a "Section 1031" like-kind exchange transaction, subject to a maximum amount of $5,000,000 to be counted pursuant to this clause (e).

"Control" or "Controlled by" or "Controlling" or any derivative thereof, when used with respect to any specified Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or other ownership interests, or by contract; provided, however, that, without limiting
                                     --------  -------
the generality of the foregoing, (a) any Person which, together with its Affiliates, owns, directly or indirectly, securities representing more than 50% of the value or ordinary voting power of a corporation or more than 50% of the partnership, general partnership, membership or other ownership interests (based upon value or vote) of any other Person is deemed to Control such corporation or other Person, (b) a general partner shall always be deemed to Control any partnership of which it is a general partner, and (c) a managing member of a limited liability company shall always be deemed to Control any limited liability company of which it is a managing member.

"EBITDA" shall mean, as of any date, the sum of the amounts for the twelve months ending on such date of (a) net income calculated in accordance with GAAP,
(b) provisions for taxes based on income, (c) interest expense, (d) the non-cash portion of any retirement, pension plan or deferred compensation expense incurred by Tenant,

(e) depreciation expense and (f) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting less the sum of (i) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP, and (ii) any cash payment in such period that was made in respect of any non-cash deferred compensation expense incurred in a previous period but only to the extent that at or about the time such cash payment is made Tenant does not receive a cash reimbursement in a like amount.

"Exchange Agreement" shall mean the Exchange Agreement dated December 29, 2000 among Tenant, Pioneer LLC, Landlord and Heller Affordable Housing of Florida, Inc.

"Fixed Charges" shall mean, for each Rolling Fiscal Year, the sum of (a) fixed rent paid pursuant to the Lease plus (b) fixed rent paid pursuant to gaming equipment leases relating to the Premises plus (c) fixed rent paid pursuant to the Ground Lease plus (d) amounts that may be paid in respect of Management Fees plus (e) rental payments due under any other contractual obligations of Tenant with respect to the Premises plus (f) CAPX.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

 "Lone Mountain Property" shall have the meaning given to such term in the Purchase Agreement.

"Lone Mountain Value" shall mean, at any date, (a) if the Lone Mountain Property is subject to a purchase option in favor of Station Casinos, Inc. (or its successor or assignee) at such date, the option value or (b) if the Lone Mountain Property is not subject to such purchase option at such date, 70% of the fair market value of the Lone Mountain Property, as determined by a MAI appraiser selected by SFGC and reasonably acceptable to Landlord.

"Management Agreement" shall mean the Management Agreement dated December 30, 1998 between SFGC and Tenant, as amended pursuant to any amendments approved in writing by Landlord pursuant to this Schedule 1.
                                     ----------

"Management Fees" shall mean the fees provided to be paid by Tenant pursuant to the Management Agreement.

"Operating Cash Flow" shall mean, for each Rolling Fiscal Year, the sum of (a) EBITDA plus (b) the amounts set forth in clauses (a) through (e) of the definition of Fixed Charges.

"Person" means an individual, general or limited partnership, limited liability partnership or company, corporation, trust, estate, real estate investment trust, association or any other entity.

"Pro Forma Fixed Charges" shall mean, for each relevant fiscal quarter, (a) the actual amounts incurred in such quarter for the expense categories described in clauses (c), (d) and (e) of the definition of Fixed Charges and (b) instead of any actual amounts incurred by Tenant for the expense categories described in clauses (a), (b) and (f) of the definition of Fixed Charges, the amounts which Tenant would have incurred in such quarter for the expense categories described in clauses (a), (b) and (f) of the definition of Fixed Charges if such quarter had occurred in 2001.

"Restricted Cash Collateral Account" shall mean the Account established pursuant to the Exchange Agreement in the approximate amount of $10,000,000.

"Stipulated Loss Value" shall mean the Stipulated Loss Value set forth in the Lease applicable at the time the relevant cure calculation is made. For the sake of clarity, any cure payment calculation pursuant to Section 1 of this
                                                          ---------
Schedule 1 to be made "in the manner set forth in clause (e)(i) and (e)(ii)(B)"
----------
or words of similar import shall be calculated using the higher Stipulated Loss Value applicable at the time the calculation is made as opposed to the Stipulated Loss Value applicable in clause (e)(ii)(B).

"Unrestricted Cash Collateral Account" shall mean the Account established pursuant to the Exchange Agreement in the approximate amount of $5,000,000.

"WWP Value" shall mean, at any date, (a) if the "Wet 'n Wild" property is 100% owned by SFGC and unleveraged and unencumbered, (i) the $63,100,000 value set forth in the December 10, 1999 appraisal by PKF Consulting or (ii) the "orderly liquidated value" of the "Wet n' Wild" property (or such legally subdivided portion thereof which remains after any sale of a portion of such property) as determined by a MAI appraiser selected by Guarantor and approved by Landlord subsequent to December 29, 2000 or (b) if the "Wet 'n Wild" property is either not 100% owned by SFGC or is leveraged or is encumbered, zero (0).


                                   *   *   *

                               End of Schedule 1
                               -----------------

                                   *   *   *

                                 SCHEDULE 1-1
                                 ------------

                   GUARANTY QUARTERLY COMPLIANCE CERTIFICATE
                   -----------------------------------------



Heller EMX, Inc.
500 West Monroe
Chicago, Illinois 60661
Attention:     Manager of Operations
               Capital Finance Group

Ladies and Gentlemen:

     Reference is made to that certain Guaranty from Pioneer LLC ("Tenant"), Santa Fe Gaming Corporation ("SFGC") and Santa Fe Hotel Inc. ("SFHI"), as Guarantors, dated as of December 29, 2000 and to the Schedule 1 attached to such
                                                     ----------
document. Unless otherwise defined herein, terms defined in the Guaranty and the attached Schedule 1 are used herein with the same meaning.
             ----------

     I, ____________, of SFGC do hereby certify on behalf of SFGC, Tenant and SFHI as of the quarter ended _________________, as follows:

1. Consolidated Liquidity of SFGC = $____________ (minimum $25,000,000). Consolidated liquidity is calculated as follows:

      Cash in Restricted Collateral Account                   $  _____________
      90% of Cash held by Guarantors                          $  _____________
      Lone Mountain Value                                     $      5,000,000
      50% of WWP Value and Cash Equity in 1031 Properties     $  _____________
     ---------------------------------------------------------------------------

          Consolidated Liquidity                              $  _____________



2. The delivery of this certificate shall constitute a re-affirmation of the covenants set forth in Section 3 of such Schedule 1.
                                              ----------

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date set forth below.


                                         SANTA FE GAMING CORPORATION

                                         By: /s/ Thomas K. Land
                                            --------------------------------
                                         Name: Thomas K. Land
                                              ------------------------------
                                         Title: SVP & CFO
                                               -----------------------------
                                         Date: December 29, 2000
                                              ------------------------------